CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-93052, 2-93052-99, 33-36511, 33-38470, 33-41957, 33-41959,
33-75244, 33-58973, 333-03439 and 333-14797 and the Prospectus constituting part of the Registration Statements on Form S-3 Nos. 33-54192 and 33-82544) of Champion Enterprises, Inc. of our report dated May 17, 1996, appearing on Page F-3 of this Form 10-K, with respect to the consolidated financial statements of Redman Industries, Inc.


/s/ Ernst & Young LLP
Dallas, Texas
March 27, 1998